UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2017

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

This Current Report on Form 8-K/A (this “Second Amendment”) updates information originally provided in a Current Report on Form 8-K, filed on June 14, 2017 (the “Original Filing”) as amended in a Current Report on Form 8-K/A filed on June 28, 2017 (the “First Amendment”). In the Original Filing and First Amendment, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “Company”) is the sole general partner, reported on the first three closings to effectuate the sale of a medical office portfolio from the Operating Partnership and certain of its subsidiaries and affiliates (collectively, the “Seller”) to HTA Acquisition Sub, LLC, a Delaware limited liability company (the “Buyer”) and subsidiary of Healthcare Trust of America, Inc., pursuant to 16 purchase and sale agreements (the “Purchase Agreements”). Except for the following, this Second Amendment does not modify or update any other disclosure contained in the Original Filing and First Amendment, and this Second Amendment should be read in conjunction with the Original Filing and First Amendment.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously reported, the composition of the medical office portfolio was affected by rights of first refusal held by various hospital systems. As of the date of this Second Amendment, four hospital systems have exercised rights of first refusal to purchase seven properties (the “ROFR Properties”). In addition, one of the two buildings owned by unconsolidated joint ventures (the “Joint Venture Property”) was also excluded from the transaction due to the other owner’s election to purchase our interest in the joint venture through a buy/sell provision. One property (the “Deferred Property”) is also expected to close separately contingent upon the completion of certain repairs. Accordingly, the expected final composition of the portfolio, excluding the ROFR Properties, the Joint Venture Property and the Deferred Property, consists of (i) 63 in-service properties, (ii) five buildings that were under construction at the time of sale, (iii) the ownership interest in one unconsolidated joint venture and (iv) 16.5 acres of undeveloped land for a purchase price of $2.31 billion.

The first closing (the “First Closing”) occurred on May 25, 2017, resulting in the sale to the Buyer of 19 properties, for an aggregate purchase price of $512.3 million. The second closing (the “Second Closing”) occurred on June 8, 2017, resulting in the sale to the Buyer of (i) 36 in-service properties, (ii) five properties under construction and (iii) 4.4 acres of undeveloped land for an aggregate purchase price of $1.38 billion. The third closing (the “Third Closing”) occurred on June 22, 2017, resulting in the sale to Buyer of (i) five in-service properties and (ii) the ownership interests in one unconsolidated joint venture, for an aggregate purchase price of $271 million. The fourth closing (the “Fourth Closing”) occurred on July 28, 2017, resulting in the sale to Buyer of three in-service properties for an aggregate purchase price of $131.7 million. The remaining closing, excluding the Deferred Property closing, is expected to occur in the third quarter of 2017.

The description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1-10.16 to the Quarterly Report on Form 10-Q filed by the Company and the Operating Partnership on August 2, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: August 2, 2017